Exhibit 10.28

EVALUATION AND OPTION AGREEMENT

This EVALUATION and OPTION Agreement (“AGREEMENT”) is made effective as of the 8th day of February, 2016 (“EFFECTIVE DATE”), between

VARIATION BIOTECHNOLOGIES, INC., 310 Hunt Club East, Ottawa, ON, K1V 1C1 (“VBI”) of the other part.(hereinafter referred to as “VBI”) and

GLAXOSMITHKLINE BIOLOGICALS SA, a company registered in Belgium under number RPM Nivelles – BE – 0440 872 918 and having a place of business at 89, rue de l’Institut, B-1330 Rixensart, Belgium (herein referred to as "GSK") on the other part,

WHEREAS:

VBI is the exclusive holder of certain VBI PATENT rights and related VBI KNOW-HOW regarding the TECHNOLOGY;

GSK wishes to receive the MATERIALS to be able to carry out the EVALUATION described below, in order to evaluate the TECHNOLOGY;

VBI is willing to grant GSK an exclusive OPTION to enter into either a SPONSORED collaboration and option agreement or a LICENSE AGREEMENT related to the TECHNOLOGY in the FIELD.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	For purposes of this AGREEMENT, the following words and phrases shall have the following meanings whether used in the singular or in the plural:

"Affiliate"

shall mean any corporation, firm, partnership, person or other entity which, whether de jure or de facto, directly or indirectly owns, is owned by or is under common ownership with a PARTY to this AGREEMENT or which actually controls, is controlled by or is under common control with a PARTY to this AGREEMENT. For the purpose hereof, ownership shall mean the power to vote on the affairs of an entity to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by an entity in a particular jurisdiction) and control shall mean the power to decisively direct the affairs of an entity

"AGREEMENT"	shall mean the present evaluation and option agreement, as well as all SCHEDULEs.

"ARISING INTELLECTUAL PROPERTY”

or “ARISING IP” shall mean any invention (whether patentable or not) and know-how generated, conceived or reduced to practice under the EVALUATION. For the avoidance of doubt, the RESULTS are not included in ARISING INTELLECTUAL PROPERTY. The general term ARISING INTELLECTUAL PROPERTY shall be inclusive of VBI ARISING I P, GSK ARISING I P and OTHER ARISING I P as they are later defined.

"CONFIDENTIAL INFORMATION"

shall mean any information disclosed by or on behalf of one PARTY to the other PARTY in any form (e.g. in oral, written, graphic, or electronic form), including but not limited to related know-how, research and development, manufacturing, financial and commercialisation plans and/or information, and trade secrets which is clearly designated, labelled or marked as such at the time of its disclosure or, if disclosed orally, is documented in any written correspondence (including email or meeting notes or minutes) and would reasonably be expected to have been confidential in nature.

"DISCLOSING PARTY"	shall mean the PARTY disclosing CONFIDENTIAL INFORMATION.

"EFFECTIVE DATE"	shall mean the date first written above.

"EVALUATION"	shall mean the activities conducted by VBI and GSK respectively, as described in Appendix A.

“FIELD”	shall mean any and all vaccines based **[1], for the prevention or treatment of any infectious diseases in humans.

“GSK ARISING IP”

Shall mean any ARISING IP that is solely and exclusively related to the GSK MATERIALS or to any improvements that relate solely and exclusively to the GSK MATERIALS and which do not specifically relate to the TECHNOLOGY.

“GSK MATERIALS”	Shall mean the materials and any related data and know-how to be supplied by GSK to VBI for formulation as part of the EVALUATION, as listed in Appendix A.

“LICENSE AGREEMENT”	shall have the meaning ascribed to such term in Article 6.1.

"MATERIAL(S)"	Shall mean the materials to be supplied by VBI to GSK to conduct the EVALUATION, as listed in Appendix A.

“NEGOTIATION PERIOD”	shall have the meaning ascribed to such term in Article 6.2.

“OPTION”	shall mean the exclusive and irrevocable option to enter into the SPONSORED COLLABORATION AND OPTION AGREEMENT or the LICENSE AGREEMENT, as provided in Article 6.1.

“OTHER ARISING IP”	All other ARISING IP which does not qualify as either VBI ARISING IP or GSK ARISING IP shall be “OTHER ARISING IP”

“OPTION PERIOD”	shall have the meaning ascribed to such term in Article 6.1 and 6.2.

"PARTY" or "PARTIES"	shall respectively mean one of the parties to this AGREEMENT and these parties collectively.

Information omitted pursuant to a Confidential Treatment Request filed with the SEC on February 9, 2016.

"RECEIVING PARTY"	shall mean the PARTY receiving CONFIDENTIAL INFORMATION.

"RESULTS"	shall mean the results related to the MATERIALS and the TECHNOLOGY obtained from the EVALUATION.

“SPONSORED COLLABORATIONAND OPTION AGREEMENT”	shall have the meaning ascribed to such term in Article 6.1.

“TECHNOLOGY”

the Lipid Particle Vaccine (LPV TM) technology owned or controlled by VBI, consisting of mixtures of vesicle-forming lipids and proprietary mixtures of excipients, for combination with vaccine antigens in proprietary ratios for formulation using a patented formulation process to stabilize vaccine antigens.

“TERM”	shall have the meaning ascribed to such term in Article 8.1.

“VBI ARISING IP”

Shall mean any ARISING IP that is solely and exclusively related to the TECHNOLOGY or to any improvements that relate solely and exclusively to the TECHNOLOGY and which do not specifically relate to the GSK MATERIALS.

"VBI KNOW-HOW"	shall mean all present and future technical information, and know-how which relate to the TECHNOLOGY.

"VBI PATENTS"

shall mean all patents and patent applications which are or become owned and/or controlled (including by way of license), in whole or in part, by VBI and as to which VBI otherwise has, now or in the future, the right to grant licences which generically or specifically claim the TECHNOLOGY in whole or in part. Included within the definition of VBI PATENTS are any continuations, continuations in part, divisions, patents of addition, reissues, renewals or extensions thereof (including SPCs). A non-exhaustive list of VBI PATENTS is provided in Appendix C.

2.	EVALUATION– MATERIAL TRANSFER

2.1	Promptly after the EFFECTIVE DATE, GSK shall transfer the GSK MATERIALS to VBI at no charge to VBI, for the sole purpose of enabling VBI to conduct its activities described in the EVALUATION.

2.2

Within the timelines described in the EVALUATION, VBI will make available to GSK the MATERIALS at no charge in order to enable GSK to conduct its activities described in the EVALUATION. GSK shall only use the MATERIALS for the purposes of performing the EVALUATION as specified in this AGREEMENT, according to the timelines set forth in Appendix A. The formulation will be blinded for the purpose of the EVALUATION; GSK will have the right to request details on the formulation composition only if required for the purpose of patent filing and prosecution as permitted under Article 5 or for GSK to make its decision to exercise its OPTION or not under Article 6.

2.3

Both Parties shall use the GSK MATERIALS and the MATERIALS in accordance with all applicable laws, regulations and guidelines, including those related to ethical treatment of animals. GSK shall have the right to subcontract part of its activities under the EVALUATION to an AFFILIATE or a third party, subject to all of the same limitations on the use of the MATERIALS and the TECHNOLOGY as are applicable to GSK under this AGREEMENT.

2.4	The Parties will use reasonable efforts to conduct the EVALUATION within the timelines set forth in Appendix A.

2.5

VBI hereby grants GSK a non-exclusive license under VBI PATENTS and VBI KNOW-HOW related to the MATERIALS in the FIELD for the sole purpose of performing the EVALUATION under the terms and conditions of this AGREEMENT.

2.6

GSK hereby grants VBI a non-exclusive license under GSK intellectual property rights to use the GSK MATERIALS for the sole purpose of performing the EVALUATION under the terms and conditions of this AGREEMENT.

2.7

Upon expiry or termination of this AGREEMENT, unless agreed otherwise between the Parties, GSK shall destroy the MATERIALS resulting from the EVALUATION, and VBI will destroy or return, at GSK’s expense, any remaining GSK MATERIAL to GSK.

3.	CONFIDENTIALITY – PRESS RELEASE

3.1

Each PARTY shall remain the owner of its CONFIDENTIAL INFORMATION. Each PARTY shall use the other PARTY's CONFIDENTIAL INFORMATION only for the purpose of this AGREEMENT, which in the case of GSK shall include evaluating its interest in exercising the OPTION described below and for entering into a LICENSE AGREEMENT or a SPONSORED COLLABORATION AND OPTION AGREEMENT regarding the further use of MATERIALS and/or TECHNOLOGY in the FIELD, and each PARTY shall not use or exploit the other PARTY's CONFIDENTIAL INFORMATION for its own benefit or for the benefit of any third party without the prior written consent of the other PARTY. The PARTIES' AFFILIATES shall not be considered third parties.

3.2

Each PARTY shall hold the other PARTY's CONFIDENTIAL INFORMATION in the strictest confidence and shall not disclose, communicate or in any way divulge it to any other person or entity. Each PARTY shall only be entitled to disclose the other PARTY's CONFIDENTIAL INFORMATION to those of its employees, AFFILIATES, subcontractors and consultants who have a legitimate need to know such CONFIDENTIAL INFORMATION for the purposes permitted in this AGREEMENT. Those persons shall in turn be bound by a duty of confidentiality and non-use obligation at least equal to those set forth in this AGREEMENT and shall have been made aware of the confidential nature of the CONFIDENTIAL INFORMATION.

3.3	The PARTIES will only make copies of the CONFIDENTIAL INFORMATION if strictly required for the purpose of the EVALUATION or the AGREEMENT.

3.4

All obligations regarding non-disclosure and non-use shall remain in full force and effect for ten (10) years from the date of the last disclosure of CONFIDENTIAL INFORMATION. Notwithstanding this AGREEMENT, either PARTY may use or disclose the other PARTY's CONFIDENTIAL INFORMATION to the extent it is able to demonstrate, by clear and convincing evidence, preferably in writing, that such CONFIDENTIAL INFORMATION:

a.

was in the public domain or was the subject of public knowledge at the time of disclosure by the DISCLOSING PARTY, or became part of the public domain or the subject of public knowledge through no fault, negligence or breach of contract on the part of the RECEIVING PARTY, its AFFILIATES or any party to whom the RECEIVING PARTY disclosed the CONFIDENTIAL INFORMATION in accordance with this AGREEMENT;

b.	was lawfully in its possession or in the possession of its AFFILIATES and known to it prior to disclosure by the DISCLOSING PARTY as evidenced by documents predating the date of disclosure;

c.	became available to the RECEIVING PARTY or its AFFILIATES through a third party without any obligation to the DISCLOSING PARTY;

d.	was subsequently and independently developed as shown by written records by its employees who had no knowledge of any such CONFIDENTIAL INFORMATION; or

e.

was required to be disclosed by law or by a court or governmental order, provided the RECEIVING PARTY in such case shall promptly notify the DISCLOSING PARTY in writing of any such obligation and shall provide adequate opportunity to the DISCLOSING PARTY to object to such disclosure or request confidential treatment thereof.

3.5

Except to AFFILIATES, subcontractors involved in the EVALUATION, accountants and attorneys and except as required by law, each PARTY shall not disclose to any other person or entity CONFIDENTIAL INFORMATION received from the other PARTY nor the terms of this AGREEMENT or the nature or content of negotiations leading to the conclusion of this AGREEMENT. The PARTIES will ensure that any AFFILIATE or any third party that is entitled to receive such CONFIDENTIAL INFORMATION (i) has been advised of the RECEIVING PARTY'S obligations of confidence in respect of the DISCLOSING PARTY'S CONFIDENTIAL INFORMATION; and (ii) has agreed to honour personally those obligations of confidence.

3.6

The DISCLOSING PARTY assumes no liability for injury, loss or damage arising from, and makes no representation in connection with, the use of any CONFIDENTIAL INFORMATION by the RECEIVING PARTY, except in cases of negligence or intentional misconduct on the part of the DISCLOSING PARTY.

3.7	The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 3.8 and 3.9.

3.8	On or after the Effective Date, VBI shall have the right to issue a public announcement of the execution of this AGREEMENT, in the form agreed by the Parties as set forth in Appendix D.

3.9

Except for the public announcement described in in Section 3.8, neither Party nor such Party’s Affiliates will make any public announcements, press releases, regulatory filing or other public disclosures, written or oral, whether to the public, the press, stockholders or otherwise, concerning this AGREEMENT or its terms (a “Public Statement”), except: with the prior written consent of the other Party (such consent not to be unreasonably delayed or withheld but may be conditional upon certain restrictions as to the content and/or distribution of such Public Statement to ensure consistency with GSK’s policies). Each Party shall provide the other with an advance copy of any such Public Statement at least seven (7) business days prior to its scheduled release, or if seven (7) business days is not possible due to a Party’s regulatory filing requirements, as many days as possible within the constraints. Each Party furthermore shall have the right to review and recommend changes to any such Public Statement and the Party whose Public Statement has been reviewed shall remove any CONFIDENTIAL INFORMATION of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure.

4.	RESULTS – REPORTS - PUBLICATION

4.1

GSK shall disclose to VBI the RESULTS obtained from the EVALUATION conducted hereunder, by providing VBI with a final written report after completion of the EVALUATION as described in the section on activities to be performed by GSK in Appendix A.

4.2

Any RESULTS and any information arising from the EVALUATION conducted hereunder shall be considered as GSK’s CONFIDENTIAL INFORMATION and shall not be disclosed or made available by VBI to any third party without GSK's prior written consent, except as provided in Section 4.3 or as permitted under Section 5.1.

4.3

The publication of the RESULTS and other CONFIDENTIAL INFORMATION of GSK will not take place without the consent of GSK. In the event VBI wishes to publish the RESULTS and GSK consents to it, VBI will submit for review a copy of any proposed publication of the RESULTS at least sixty (60) days prior to submission for publication. If GSK determines that the proposed publication contains patentable subject matter and/or any of its CONFIDENTIAL INFORMATION, GSK may require VBI to delay the publication or presentation for a period of time not to exceed ninety (90) days for the purpose of deleting such other CONFIDENTIAL INFORMATION and/or filing appropriate patent applications relating to such subject matter. Each party will be acknowledged, consistent with academic standards, in any publications or other public disclosures of the RESULTS by co-authorship or acknowledgement, whichever is appropriate. During the TERM of this AGREEMENT, GSK agrees that VBI may use the RESULTS as follows:

i)

During the EVALUATION and until the expiry of the OPTION PERIOD, for a) internal research purposes only, outside the FIELD and (b) patent application filings and patent prosecution submissions as permitted under Section 5.1, subject always to: unless explicitly permitted in writing by GSK, (x)GSK will not be named, (y) the **[2] vaccine candidate and any proprietary details thereof will not be disclosed,

ii)

Following the OPTION PERIOD, and during the NEGOTIATION PERIOD, VBI will have the right to use the RESULTS as described in 4.3(i) and only outside of the FIELD in connection with (a) licensing the TECHNOLOGY, VBI PATENTS or VBI KNOW-HOW to third parties, and (b) support of research on stabilization of **[2] provided however that (in connection with a) and b): unless explicitly permitted in writing by GSK, (x)GSK will not be named, (y) the **[2] vaccine candidate and any proprietary details thereof will not be disclosed, and

iii)

In the event that GSK decides not to exercise the OPTION, or the PARTIES fail to execute a SPONSORED collaboration and option agreement or a LICENSE AGREEMENT during the negotiation period, VBI may use the results as described in section 6.5.

5.	ARISING INTELLECTUAL PROPERTY RIGHTS

5.1	Either PARTY shall inform the other PARTY promptly of any ARISING IP generated under this AGREEMENT. Subject to the provisions contained in Section 5.2, all ARISING IP shall be owned as follows:

5.1.1

OTHER ARISING IP shall be owned solely by GSK and subject to the license of rights to VBI as described in 5.2. GSK shall have the first right, at its costs, to seek patent protection of OTHER ARISING IP. GSK shall consult with VBI on the preparation and filing, prosecution and maintenance of patents to protect the OTHER ARISING IP and will take VBI’s comments reasonably into account. It is understood and agreed that the ownership by GSK of the GSK ARISING IP and OTHER ARISING IP does not imply the grant of a license to, VBI PATENTS, VBI Arising IP, VBI KNOW-HOW, or to any other elements of the TECHNOLOGY, unless and until VBI grants to GSK a license to such intellectual property.

2 Information omitted pursuant to a Confidential Treatment Request filed with the SEC on February 9, 2016.

5.1.2

GSK ARISING IP shall be owned solely by GSK. GSK shall have the first right, at its costs, to seek patent protection of GSK ARISING IP. GSK may, at its discretion, consult with VBI on the filing of new patents to protect the GSK ARISING IP.

5.1.3

VBI ARISING IP shall be owned solely by VBI. VBI shall have the first right, at its costs, to seek patent protection of VBI ARISING IP. VBI may, at its discretion, consult with GSK on the filing of new patents to protect the VBI ARISING IP.

5.1.4

Each Party shall provide the other with regular reports as to its progress in seeking patent protection for such ARISING IP. Each Party shall provide reasonable assistance and information needed for the preparation, filing, prosecution and maintenance of such patents, including details on the formulation composition of the MATERIALS to be provided by VBI to GSK, or RESULTS to be used by VBI.

5.2

VBI RETAINED RIGHTS: GSK hereby grants to VBI a royalty-free, co-exclusive license, with the right to sublicense, to OTHER ARISING IP solely to the extent required to practice the TECHNOLOGY, VBI Patents, VBI ARISING IP or VBI Know-How outside of the FIELD. For the purpose of this Article 5.2, co-exclusive license means that GSK will not grant another license to OTHER ARISING IP outside the FIELD to third parties, but reserves the right to practice OTHER ARISING IP for its own purposes, either itself or through its AFFILIATES, subcontractors and collaborators.

5.3

Either PARTY shall promptly notify the other PARTY of any decision not to pursue the filing, prosecution, or maintenance of a patent covering ARISING IP in adequate time to allow the other PARTY, at its own cost, to effectuate such filing, prosecution, or maintenance if it so desires.

6.	OPTION

6.1	VBI hereby grants GSK an OPTION to, at GSK’s sole discretion,

i)

enter into a collaboration and option agreement in the FIELD, that will include an exclusive option for GSK to be granted a worldwide exclusive license with the right to grant sublicenses under any and all of VBI PATENTS, VBI ARISING IP and VBI KNOW-HOW to use the TECHNOLOGY in the FIELD (“SPONSORED COLLABORATION AND OPTION AGREEMENT”) ; or

ii)

to enter directly into an exclusive, worldwide license with the right to grant sublicense under any and all of VBI PATENTS, VBI ARISING IP and, VBI KNOW-HOW to use the TECHNOLOGY in the FIELD (“LICENSE AGREEMENT”).

GSK may exercise the OPTION during the period starting as of the EFFECTIVE DATE of this AGREEMENT and ending **[3] calendar days after completion of the EVALUATION (‘OPTION PERIOD’) extendable upon mutual written agreement between the PARTIES. It is understood and agreed that GSK’s OPTION includes any and all available Intellectual Property in control of VBI that is required to exclusively practice the VBI TECHNOLOGY within the FIELD for a single set of economic terms.

6.2

GSK may exercise the OPTION at its sole discretion at any time during the OPTION PERIOD by giving written notice to VBI which notice shall specify whether GSK elects such OPTION under Section 6.1(i) or Section 6.1(ii). If and when GSK exercises the OPTION the terms and provisions of the SPONSORED collaboration and option agreement or the LICense AGREEMENT shall be finalized in good faith between the PARTIES, subject to due diligence and GSK senior management approval, and such agreement shall be executed as soon as feasible after the exercise of the OPTION by GSK, but no later than **[4] calendar days after the date GSK exercises the OPTION (“NEGOTIATION PERIOD”). The SPONSORED collaboration and option agreement will include inter alia the terms agreed for the exclusive license (that will apply if and when GSK exercises its option to get a license) and other terms that are customary for this type of agreement.

3 Information omitted pursuant to a Confidential Treatment Request filed with the SEC on Februar 9, 2016.

6.3

If GSK does not exercise the OPTION within the OPTION PERIOD, VBI will be free to license any and all of VBI PATENTS, VBI ARISING IP and VBI KNOW-HOW in the FIELD to any third party and GSK’s OPTION right under this AGREEMENT will expire.

6.4

In the event that GSK elects to exercise the OPTION, but no agreement is executed during the negotiation period, VBI agrees not to make an offer within the Field on more favorable terms than the terms offered by GSK to any third party for a period of **[4] months starting from the end of the negotiations, without first offering GSK the same terms to be offered to the third party.

6.5

In the event that GSK decides not to exercise the OPTION, or the PARTIES fail to execute a SPONSORED collaboration and option agreement or a LICENSE AGREEMENT during the negotiation period, VBI will have the right to use the RESULTS in connection with (i) licensing the TECHNOLOGY, VBI PATENTS or VBI KNOW-HOW to third parties, (ii) patent application filings and patent prosecution submissions as permitted under Section 5.1, and (iii) support of research on stabilization of **[4] provided however that (in connection with i), ii) and iii): unless explicitly permitted in writing by GSK, (x)GSK will not be named, (y) the **[4] vaccine candidate and any proprietary details thereof will not be disclosed.

6.6

In the event that GSK decides not to exercise the OPTION, or the PARTIES fail to execute a SPONSORED collaboration and option agreement or a LICENSE AGREEMENT during the negotiation period, GSK will grant to VBI a royalty-free, non-exclusive license, with the right to sublicense, to OTHER ARISING IP solely to the extent required to practice the TECHNOLOGY, VBI Patents, VBI ARISING IP or VBI Know-How inside of the FIELD, provided however that: unless explicitly permitted in writing by GSK, (x)GSK will not be named, (y) the **[4] vaccine candidate and any proprietary details thereof will not be disclosed..

7.	OPTION AND EVALUATION FEE

In consideration for the OPTION and the EVALUTION to be conducted hereunder, GSK shall pay to VBI an option and evaluation fee of **[4], upon execution of this AGREEMENT by the PARTIES, which OPTION and EVALUATION fee shall be payable on execution of this AGREEMENT and due the first working day of the month following the expiry of sixty (60) calendar days from the date of receipt of the corresponding invoice.

8.	TERM and TERMINATION

8.1

The Agreement is effective as of the EFFECTIVE DATE and shall remain in effect until i) the expiry of the OPTION PERIOD or ii) expiration of the negotiation period if GSK has exercised its OPTION (the “TERM”) . The PARTIES may mutually agree to extend the duration of the Agreement by written amendment. Articles 3 (CONFIDENTIALITY), 4.2, 4.3, 5 (ARISING INTELLECTUAL PROPERTY RIGHTS), 6.3, 6.4, 6.5, 6.6 (OPTION), 8.1 and Article 11 shall survive termination of this AGREEMENT for a period of five (5) years.

4 Information omitted pursuant to a Confidential Treatment Request filed with the SEC on February 9, 2016.

8.2

If either PARTY breaches any of the terms or conditions of this AGREEMENT and fails to remedy that breach within thirty (30) days after receipt of notice of such breach from the other PARTY, the PARTY giving notice may, at its option and in addition to any other remedies it may have in law or in equity, terminate this AGREEMENT by sending written notice of termination to the other PARTY.

8.3

GSK shall have the right to terminate this AGREEMENT at any time if it decides not to continue the EVALUATION, by sending a written notice of termination to VBI and returning any remaining MATERIALS to VBI.

9.	CHANGE OF CONTROL

9.1

The Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred by either PARTY without the prior written consent of the other PARTY, which consent shall not be unreasonably withheld, except that the Parties may assign this AGREEMENT to any of its AFFILIATES without prior consent.

9.2	GSK hereby consents any change of control which may arise as a result of the merger described by VBI with SciVac as referenced in SEC filings dated October 26th 2015.

10.	WARRANTY

10.1	VBI represents and warrants to GSK that :

a)	it currently has, and will maintain throughout the term of this AGREEMENT, the ability to grant the OPTION that is contemplated by this AGREEMENT.

b)	it has not granted and will not grant any right to any third party relating to the TECHNOLOGY that would conflict with the rights granted hereunder.

10.2

Each PARTY hereby represents and warrants that it is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this AGREEMENT and to carry out the provisions hereof.

10.3

Each PARTY hereby represents and warrants that this AGREEMENT has been duly executed and delivered on behalf of such PARTY, and constitutes a legal, valid, and binding obligation of such PARTY that is enforceable against it in accordance with its terms.

11.	MISCELLANEOUS

11.1

The relationship between GSK and VBI is one of independent contractors. GSK and VBI are not and shall not be deemed a joint venture, partners, principal and agent, master and servant, or employer-employee and shall be deemed to have no relationship other than as independent contracting PARTIES. Neither PARTY shall have the authority to bind or obligate the other in any manner except as is expressly provided herein or authorized in writing.

11.2

The failure of either PARTY at any time to exercise any of their respective rights under the AGREEMENT shall not be deemed a waiver thereof, nor shall such failure in any way prevent either PARTY, as the case may be, from subsequently asserting or exercising such rights.

11.3

The provisions of the AGREEMENT are severable. If any provision of the AGREEMENT is found to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions. The PARTIES agree to replace the invalid or unenforceable provision with a like provision in order to accomplish the intent of the PARTIES to the extent permitted by applicable law.

11.4

The AGREEMENT shall be construed, governed, interpreted and applied in accordance with the laws of England. All disputes arising out of or in connection with this AGREEMENT that cannot be settled amicably by the PARTIES shall be submitted to the courts of London.

11.5

VBI acknowledges receipt of the ‘Prevention of Corruption – Third PARTY Guidelines’ attached hereto as Appendix B, and agrees to perform its obligations under the AGREEMENT in accordance with the principles set out therein. VBI shall comply fully at all time with all applicable laws and regulations, including but not limited to applicable anti-corruption laws, of the territory in which VBI conducts business with GSK. GSK shall be entitled to terminate this AGREEMENT immediately on written notice to VBI, if VBI fails to perform its obligations in accordance with this Article 11.5, VBI shall have no claim against GSK for compensation for any loss of whatever nature by virtue of the termination of this AGREEMENT in accordance with this Article 11.5. To the extent (and only to the extent) that the laws of the territory provide for any such compensation to be paid to VBI upon the termination of this AGREEMENT, VBI hereby expressly agrees to waive (to the extent possible under the laws of the territory) its right to such payment or to repay such amount to GSK.

11.6

This AGREEMENT contains the entire understanding between the PARTIES hereto with respect to the subject matter contained herein and supersedes all prior written or oral communications, negotiations, understandings or agreements of any kind with respect to such subject matter.

11.7

This AGREEMENT and any amendment hereto may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. If this AGREEMENT is executed in counterparts, no signatory hereto will be bound until both the PARTIES named below have duly executed a counterpart of this AGREEMENT.

IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed by their duly authorised representatives as of the EFFECTIVE DATE.

GLAXOSMITHKLINE BIOLOGICALS SA

By:

Title:

VARIATION BIOTECHNOLOGIES, INC

By:JEFF BAXTER
Title:CHIEF EXECUTIVE OFFICER

Appendix A: EVALUATION

SCHEDULE A: DESCRIPTION OF THE SERVICES/ PROJECT / WORKPACKAGE(S)

 **5

5 Information omitted pursuant to a Confidential Treatment Request filed with the SEC on February 9, 2016.

Appendix B: PREVENTION OF CORRUPTION – THIRD PARTY GUIDELINES

The GSK Anti-Bribery and Corruption Policy (POL-GSK-007) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a third PARTY or otherwise) conducts business. POL-GSK-007 requires all GSK employees and any third PARTY acting for or on behalf of GSK to ensure that all dealings with third PARTIES, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business. GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-PARTIES acting for or on behalf of the GSK.

Corrupt Payments – GSK employees and any third PARTY acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorise, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.

Government Officials – Although GSK´s policy prohibits payments by GSK or third PARTIES acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).

Facilitating Payments – For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY

The terms defined herein should be construed broadly to give effect to the letter and spirit of the ABAC Policy. GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorising payments prohibited by this policy will not be tolerated.

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or provision of any other asset, even if nominal in value.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorisations of or payments of anything of value.

Government Official shall mean:

●	Any officer or employee of a government or any department, agency or instrument of a government;

●	Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;

●	Any officer or employee of a company or business owned in whole or part by a government;

●	Any officer or employee of a public international organisation such as the World Bank or United Nations;

●	Any officer or employee of a political PARTY or any person acting in an official capacity on behalf of a political PARTY; and/or

●	Any candidate for political office.

Appendix C: VBI PATENTS

VBI Vaccines LPV™ Patent Summary

VARIATION OWNED PATENTS AND PATENT APPLICATIONS
Patent Family: Methods for Preparing Liposomes and Formulation Produced Therefrom Inventors: David Evander Anderson and Andrei Ogrel					Priority Date(s): July 6, Oct. 30th, 2009 VBI-009-1/VBI-009-2 US 61/223,196 and US 61/256,912
Country	Number	Agent	Filing Date	Reference No.	Status or Patent No.
PCT	PCT/US10/41078 WO 11/005769	Choate (0041)	06/07/10	VBI-009PC	●National Phase
Canada	2,767,392	BLG	06/07/10	VBI-009CA	●Pending
US	13/377,365	Choate	06/07/10	VBI-009US	●Pending
Europe	10797727.4	BLG	06/07/10	VBI-009EP	●Allowed
Japan	2012-519672	BLG	06/07/10	VBI-009JP	●Allowed
China	201080039405.6	BLG	06/07/10	VBI-009CN	●Pending
Australia	2010270722	BLG	06/07/10	VBI-009AU	●Allowed
Brazil	112012 0008269	BLG	06/07/10	VBI-009BR	●Pending
Israel	217375	BLG	06/07/10	VBI-009IL	●Pending
India	1069/DELNP/2012	BLG	06/07/10	VBI-009IN	●Pending
Mexico	MX/A/2012/000372	BLG	06/07/10	VBI-009MX	●Allowed
Patent Family: Compositions and Methods for Treating Influenza Inventors: David Evander Anderson, Jeff Baxter, Andrei Ogrel and Ron Boch					Priority Date(s): July 6, 2010 & Jan. 10, 2011 VBI-015-2/ VBI-015-4 US 61/361,898 and US 61/431,218
Country	Number	Agent	Filing Date	Reference No.	Status or Patent No.
PCT	PCT/US11/43094 WO 12/006367	Choate (0073)	06/07/11	VBI-015PC1	●National Phase
Canada	2,840,079	BLG	06/07/11	VBI-015CA	●Pending
US	13/808,155	Choate	06/07/11	VBI-015US	● Pending
Europe	11804305.8	BLG	06/07/11	VBI-015EP	●Pending
Japan	2013-518810	BLG	06/07/11	VBI-015JP	●Pending
China	201180042971.7	BLG	06/07/11	VBI-015CN	●Pending
Australia	2011276223	BLG	06/07/11	VBI-015AU	●Pending
Brazil	1120130003944	BLG	06/07/11	VBI-015BR	●Pending
Israel	224022	BLG	06/07/11	VBI-015IL	●Pending
India	1077/DELNP/2013	BLG	06/07/11	VBI-015IN	●Pending
Mexico	MX/A/2012/015232	BLG	06/07/11	VBI-015MX	●Pending

Patent Family: Compositions and Methods for Treating Viral Infections Inventors: David Evander Anderson, Tanvir Ahmed, Jasminka Bozic and Marc Kirchmeier					Priority Date: January 13, 2011 VBI-023-1 US 61/432,567
Country	Number	Agent	Filing Date	Reference No.	Status or Patent No.
PCT	PCT/US12/21388 WO 12/097346	Choate (0080)	13/01/12	VBI-023PC	●National Phase
Canada	2,862,864	BLG	13/01/12	VBI-023CA	●Pending
US	13/979,322	Choate	13/01/12	VBI-023US	●Pending
Europe	12734104.8	BLG	13/01/12	VBI-023EP	●Pending
China	201280008709.5	BLG	13/01/12	VBI-023CN	●Pending
Brazil	1120130179392	BLG	13/01/12	VBI-023BR	●Pending
India	7052/DELNP/2013	BLG	13/01/12	VBI-023IN	●Pending
Mexico	MX/A/2013/008106	BLG	13/01/12	VBI-023MX	●Pending
Patent Family: Methods for Preparing Vesicles and Formulations Produced Therefrom Inventors: David Evander Anderson, Yvonne Perrie, Jit Wilkhu and Marc Kirchmeier					Priority Date: January 13, 2011 VBI-024-1 US 61/432,569
Country	Number	Agent	Filing Date	Reference No.	Status or Patent No.
PCT	PCT/US12/21389 WO 12/097347	Choate (0081)	13/01/12	VBI-024PC	●National Phase
Canada	2,862,871	BLG	13/01/12	VBI-024CA	●Pending
US	13/979,317	Choate	13/01/12	VBI-024US	●Pending
Europe	12733900.0	BLG	13/01/12	VBI-024EP	●Pending
China	201280008692.3	BLG	13/01/12	VBI-024CN	●Pending
Australia	2012205315	BLG	13/01/12	VBI-024AU	●Pending
Brazil	1120130180749	BLG	13/01/12	VBI-024BR	●Pending
India	7053/DELNP/2013	BLG	13/01/12	VBI-024IN	●Pending
Mexico	MX/A/2013/008104	BLG	13/01/12	VBI-024MX	●Pending

Patent Family: Compositions and Methods for Treating Viral Infections Inventors: David Evander Anderson					Priority Date: January 12, 2012 VBI-026-1 US 61/585,971
Country	Number	Agent	Filing Date	Reference No.	Status or Patent No.
PCT	PCT/US13/21277 PCT/IB13/000453 WO 13/104995	Choate (0091) to BLG	12/01/13	VBI-026PC	●National Phase
Canada	2,894,442	BLG	12/01/13	VBI-026CA	●Pending
US	14/371,935	Choate	12/01/13	VBI-026US	●Pending
Europe	13736246.3	BLG	12/01/13	VBI-026EP	●Pending
India	6138/DELNP/2014	BLG	12/01/13	VBI-026IN	●Pending
Australia	2013208693	BLG	12/01/13	VBI-026AU	●Pending
China	201380009711.9	BLG	12/01/13	VBI-026CN	●Pending
Patent Family: Methods and Compositions for Therapeutic Agents Inventors: Marc Kirchmeier					Priority Date: January 27, 2012 VBI-027-1 US 61/591,837
Country	Number	Agent	Filing Date	Reference No.	Status or Patent No.
PCT	PCT/US13/23079 PCT/IB13/000454 WO 13/111012	Choate (0092) to BLG	25/01/13	VBI-027PC	●National Phase
Canada	2,894,467	BLG	25/01/13	VBI-027CA	●Pending
US	14/373,930	Choate	25/01/13	VBI-027US	●Pending
Europe	13741121.1	BLG	25/01/13	VBI-027EP	●Pending
India	6319/DELNP/2014	BLG	25/01/13	VBI-027IN	●Pending
Russia	2014133089	BLG	25/01/13	VBI-027RU	●Pending
Vietnam	1-2014-02863	BLG	25/01/13	VBI-027VN	●Pending
Australia	2013213345	BLG	25/01/13	VBI-027AU	●Pending
China	201380006793.1	BLG	25/01/13	VBI-027CN	●Pending

Appendix D: AGREED PRESS RELEASE

VBI Vaccines Announces Research Collaboration with GlaxoSmithKline to Enhance Vaccine Stability

CAMBRIDGE, MA (XX, 2015) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”) has entered into a research collaboration with GlaxoSmithKline Biologicals SA (“GSK”) to evaluate its LPV™ Platform. . VBI’s LPV Platform is a proprietary formulation and process that enables the development of vaccines and biologics with improved stability and preserved potency.

Under the terms of the research collaboration, GSK has the option to negotiate an exclusive license to VBI’s LPV Platform Platform for use in a defined field. Further terms of the collaboration were not disclosed.

“With our partners, we seek to develop a next generation of vaccines and biologics with improved stability characteristics that allow for consistently safe and effective administration in both established and emerging markets,” said Jeff Baxter, VBI’s President and CEO. “We’re thrilled to be working with GlaxoSmithKline, a leading global healthcare company, to explore the potential of the LPV technology to their pipeline. This collaboration further validates the significant potential of our LPV Platform.”

Stability is a critical issue potentially affecting vaccine potency, safety, and ultimately patient access. The LPV Platform uses a proprietary formulation and process to enclose and protect the antigen (active component) of a vaccine or biologic. VBI has completed proof of concept studies on a number of vaccine and biologic targets that demonstrate the LPV Platform’s ability to preserve potency under stress conditions.

To learn more about the LPV Platform, visit: http://www.vbivaccines.com/technology/thermostable-platform/.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP Platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can preserve vaccine potency and withstand storage or shipment at fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://ir.vbivaccines.com/

Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 794-9500

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.